UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut 06807
NOTICE
OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2018
To the Stockholders of Chicken Soup for the Soul Entertainment, Inc.:
NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company’s general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, on June 13, 2018 at 10:00 a.m., local time, for the following purposes:
1.
to elect seven members of the Company’s board of directors (the “Board”), to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.
to amend the Company’s 2017 Equity Incentive Plan (the “Incentive Plan”) to increase the total number of shares of Class A common stock available under the Incentive Plan by an additional 250,000 shares, from 1,000,000 shares to 1,250,000 shares;

3.
to ratify the appointment of Rosenfield and Company, PLLC (“Rosenfield & Co.”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2018; and

4.
to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on April 24, 2018 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.
Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope, or submit a proxy electronically by Internet or telephone by following the instructions on the proxy card. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.
By Order of the Board of Directors
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr., Chief Executive Officer and Chairman of the Board
April 26, 2018
New York, New York

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut 06807
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2018
INTRODUCTION
The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 13, 2018, at 10:00 a.m., local time, and any adjournment or postponement thereof. The Annual Meeting will be held at the offices of the Company’s general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.
The Company’s annual report for the fiscal year ended December 31, 2017 (the “Annual Report”), which contains the Company’s audited financial statements, is enclosed with this proxy statement. This proxy statement, the accompanying proxy card and the Annual Report are being mailed beginning on or about May 2, 2018 in connection with the solicitation of proxies by the Board.
What proposals are being presented for a stockholder vote at the Annual Meeting?
There are three proposals being presented for stockholder vote at the Annual Meeting:
•
the election of seven members of the Board, to hold office until the next annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

•
the amendment of the Incentive Plan to increase the total number of shares available under the Incentive Plan by an additional 250,000 shares, from 1,000,000 shares to 1,250,000 shares (the “Incentive Plan Proposal”); and

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the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered certified public accounting firm for the year ending December 31, 2018 (the “Accountant Ratification Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
What are the recommendations of the Board?
The Board recommends that you vote:
•
“FOR” the election of the director nominees named in this proxy statement;

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“FOR” the amendment of the Incentive Plan; and

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“FOR” the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered certified public accounting firm.

Who is entitled to vote?
The holders of the Company’s common stock at the close of business on the record date, April 24, 2018, are entitled to vote at the Annual Meeting. As of the record date, 3,746,054 shares of Class A common stock were outstanding and 7,863,938 shares of Class B common stock were outstanding. Holders of the Company’s Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Company’s charter.

How do I submit my vote?
Record holders can vote by the following methods:
•
By mail.   You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

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By Internet or Telephone.   You may vote by proxy via the Internet or telephone. The proxy card enclosed with this proxy statement provides instructions for submitting a proxy electronically by Internet or telephone.

•
In person.   You may attend the Annual Meeting and vote in person using the ballot provided to you at the meeting.

Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the Annual Meeting and produce valid identification. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy.
What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?
If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting and vote in person.
If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.
What does it mean to vote “by proxy”?
When you vote by proxy, you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: William J. Rouhana, Jr., the Company’s Chief Executive Officer and Chairman of the Board; and Scott W. Seaton, the Company’s Chief Operating Officer and Vice Chairman.
Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the director nominees named in this proxy statement, “FOR” the Incentive Plan Proposal and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.
What happens if I do not provide voting instructions to my bank, broker or other nominee?
If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The Director Election Proposal and the Incentive Plan Proposal generally are considered non-routine proposals. Therefore, broker non-votes generally may occur with respect to these matters in connection with the Annual Meeting.

How do I revoke my proxy or voting instructions?
A record holder may revoke his, her or its proxy by (i) submitting a written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy. Stockholders may send written notice of revocation to the Secretary, Chicken Soup for the Soul Entertainment, Inc., 132 E. Putnam Avenue, Floor 2W, Cos Cob, Connecticut 06807.
Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions are voted neither “FOR” nor “AGAINST” a matter, but are counted in the determination of a quorum. Similarly, a “broker non-vote” may occur with respect to shares held in street name, when the bank, broker or other nominee is not permitted to vote such stock on a particular matter as described above. The shares subject to a proxy which are not being voted on a particular matter because of a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.
How many votes are required to approve each proposal?
Director Election Proposal.   Nominees that receive the affirmative vote of a plurality of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, abstentions and broker non-votes will not have any effect on the election.
Incentive Plan Proposal.   Approval of the amendment of the Incentive Plan requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.
Accountant Ratification Proposal.   Ratification of the appointment of Rosenfield & Co. requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.
Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?
Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

DIRECTOR ELECTION PROPOSAL
The Board consists of seven directors. Currently, the directors are William J. Rouhana, Jr., Scott W. Seaton, Amy L. Newmark, Peter J. Dekom, Fred M. Cohen, Christina Weiss Lurie and Diana Wilkin. Each director’s term expires at each annual meeting of stockholders. Accordingly, at this Annual Meeting, the Company’s stockholders will elect seven directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified.
The Board is nominating the current directors, William J. Rouhana, Jr., Scott W. Seaton, Amy L. Newmark, Peter J. Dekom, Fred M. Cohen, Christina Weiss Lurie and Diana Wilkin, for reelection as directors. Biographical information about the nominees can be found in “Directors and Executive Officers” below.
Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the voting power of the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting the voting power of your shares for any other person in accordance with their best judgment.
Required Vote and Recommendation
Nominees that receive the affirmative vote of a plurality of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

INCENTIVE PLAN PROPOSAL
The Board originally approved the Incentive Plan as of January 1, 2017. The plan authorizes the award of stock-based incentives to eligible employees, officers, directors, and consultants, as described below. On January 24, 2018, the Board approved an amendment to the Incentive Plan to increase the total number of shares available under the Incentive Plan by an additional 250,000 shares of Class A common stock, from 1,000,000 shares to 1,250,000 shares. At the Annual Meeting, stockholders will vote on a proposal to approve this amendment.
Reasons for the Amendment
The Company plans to make equity grants in connection with new hires and promotions and in connection with its annual employee reviews. The Company believes its employees are valuable assets. Offering a broad-based equity compensation program is vital to attract and retain the most highly skilled people in the Company’s industry. In addition, the Company believes that employees who have a stake in the future success of its business become highly motivated to achieve the Company’s long-term business goals and to expend maximum effort in the creation of stockholder value, thereby linking the interests of such individuals with those of stockholders generally.
The Company has granted, net of forfeitures, options to purchase 640,000 out of the 1,000,000 shares presently available under the Incentive Plan. The Board believes that increased capacity to make equity awards provided by the amendment is essential to the Company’s continued growth, and therefore in the best interest of its stockholders.
Summary of the Incentive Plan
The following is summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A/A, filed with the Securities and Exchange Commission on June 21, 2017. The only change to the Incentive Plan that would be implemented by the Incentive Plan Proposal would be to increase the number of shares of Class A common stock eligible for issuance thereunder, as prescribed by Section 3.1 thereof, from 1,000,000 to 1,250,000 shares.
Purpose
The purpose of the Incentive Plan is to enable the Company to offer employees, officers, directors and consultants of the Company and its parent and subsidiary companies whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.
Administration
The Incentive Plan will be administered by the Company’s compensation committee. The compensation committee will be comprised solely of  “outside directors,” as defined in the regulations issued under Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Incentive Plan, the compensation committee determines, among other things, the persons to whom from time to time awards may be granted and the specific type of awards to be granted.
Stock Subject to the Incentive Plan
Assuming the Incentive Plan Proposal is approved, there will be 1,250,000 shares of Company Class A common stock for issuance under the Incentive Plan. Shares of stock subject to other awards that are forfeited or terminated without payment to the holder in the form of Class A common stock will be available for future award grants under the Incentive Plan. If a holder has shares of Class A common stock otherwise issuable upon exercise withheld, or surrenders outstanding shares, to make payment in connection with an award or to cover the withholding tax liability associated an award, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the Incentive Plan.
Under the Incentive Plan, in the event of a change in the number of shares of Company Class A common stock as a result of a dividend on shares of Class A common stock payable in shares of Class A common stock, Class A common stock forward split or reverse split, exchange of shares of Class A common stock or other extraordinary or unusual event that results in a change in the shares of Class A common stock as a whole, the compensation committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Incentive Plan, or in the aggregate number of shares reserved for issuance under the Incentive Plan.
Eligibility
The Company may grant awards under the Incentive Plan to employees, officers, directors, and consultants of the Company or its parent and subsidiary companies and affiliates who are deemed to have rendered, or to be able to render, significant services to the Company and who are deemed to have contributed, or to have the potential to contribute, to its success. An “incentive stock option” as defined in Section 422 of the Code may be granted under the plan only to a person who, at the time of the grant, is an employee of the Company or its parent or subsidiary companies.
Types of Awards
Options.   Under the Incentive Plan, the compensation committee may grant incentive stock options and options not qualifying as incentive options, or “non-qualified options.” The compensation committee determines the exercise price per share of Class A common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant. An incentive stock option may only be granted within 10 years from the effective date of the Incentive Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a 10% holder. The stock options generally will vest over a number of years.
Stock Appreciation Rights.   Under the Incentive Plan, the compensation committee may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the compensation committee may grant them alone and unrelated to an option. A stock appreciation right entitles the holder to receive a number of shares of Class A common stock having a fair market value equal to the excess fair market value of one share of Class A common stock over the exercise price of the stock appreciation right, multiplied by the number of shares subject to the stock appreciation rights.
Restricted Stock.   Under the Incentive Plan, the compensation committee may grant shares of restricted stock. The compensation committee determines, among other things, the number of shares to be awarded, the time or times within which awards of restricted stock may be subject to forfeiture, any applicable performance goals, and all other terms and conditions of the restricted stock awards.
Other Stock-Based Awards.   Under the Incentive Plan, the compensation committee may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Class A common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of Class A common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of Class A common stock and awards valued by reference to the value of securities of, or the performance of, specified subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria.

Incentive Bonuses.   Under the Incentive Plan, the compensation committee may grant incentive bonus awards, which will confer upon the recipient the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance goals established for a performance period by the compensation committee. The award agreement will establish, among other things, the target and maximum amount payable as an incentive bonus, the performance goals and level of achievement versus the performance goals that shall determine the amount of such payment and the term of the performance period as to which performance shall be measured for determining the amount of any payment.
Accelerated Vesting and Exercisability
If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then immediately prior to the closing of such acquisition, the vesting periods of any and all stock options and other awards granted and outstanding under the Incentive Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Class A common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.
The compensation committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the voting power of the stock of the Company, which has been approved by the Board, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the Incentive Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the Company upon the tender by us to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding any provisions of the Incentive Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.
Award Limitation
No participant may be granted awards for more than 100,000 shares of Class A common stock under the Incentive Plan in any calendar year.
Other Limitations
The compensation committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award with a higher exercise price.
Federal Income Tax Consequences
The following discussion of the federal income tax consequences of participation in the Incentive Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options.   Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. The Company will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.
If Class A common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and the Company will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.
Non-Qualified Stock Options.   With respect to non-qualified stock options:
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upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Company Class A common stock on the date of grant;

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upon exercise of the stock option, if the shares of Class A common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•
the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.
If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.
Stock Appreciation Rights.   Upon the grant of a stock appreciation right, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Class A common stock payable upon the exercise.
Restricted Stock.   A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.
On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.
Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.
Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.
Other Stock-Based Awards.   The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.
Withholding Taxes
When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of Company common stock. The obligations of the Company under the Incentive Plan are contingent on such arrangements being made.
Term and Amendments
Unless terminated by the Board, the Incentive Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the plan. The Board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.
New Plan Benefits
The benefits that will be awarded or paid in connection with the increase in available shares under the Incentive Plan are not currently determinable. Awards granted under the Incentive Plan are within the discretion of the compensation committee and the compensation committee has not determined any future awards or who might receive them. The closing sale price of the Company’s Class A common stock was $6.86 per share on April 23, 2018.
Required Vote and Recommendation
Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

ACCOUNTANT RATIFICATION PROPOSAL
The Board has appointed Rosenfield and Company, PLLC (“Rosenfield & Co.”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.
Rosenfield & Co. has served as the Company’s independent registered public accounting firm since it was retained to perform tax services for the Company’s fiscal year ended December 31, 2016. While stockholder ratification of the Board’s decision to retain Rosenfield & Co. is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.
Rosenfield & Co. has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Rosenfield & Co. will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.
Independent Registered Public Accounting Firm’s Fees and Services
The following fees were paid to Rosenfield & Co. for services rendered in years ended December 31, 2017 and 2016:
	Year ended December 31,
	2017	2016
Audit Fees(1)	$159,500	$147,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	17,500	17,500
All Other Fees	—	—
Total Fees	$177,000	$165,000

(1)
Audit fees consist of fees billed for professional services by Rosenfield & Co. for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2017 and 2016 and in connection with review of the offering circular on Form 1-A for the Company’s initial public offering, and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by Rosenfield & Co. that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)
Tax fees represent the aggregate fees billed for professional services rendered by Rosenfield & Co. for tax compliance, tax advice and tax planning services.

The aggregate fees included in the Audit Fees are those billed for the indicated fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the indicated fiscal year.
Policies and Procedures
The Company’s audit committee approves and reviews the audit and non-audit services proposed to be performed by the Company’s independent auditor the Company will not engage Rosenfield & Co. to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the standing policies and procedures already approved by the audit committee.

Required Vote and Recommendation
Ratification of the appointment of Rosenfield and Company, PLLC requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s capital stock, represented in person or by proxy at the meeting and entitled to vote thereon.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ROSENFIELD AND COMPANY, PLLC AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors and Executive Officers
The following table sets forth the name, age and position of each of the Company’s executive officers, key employees and directors. [Confirm ages and information against new questionnaires]
Name	Age	Position
William J. Rouhana, Jr.*	65	Chairman of the Board and Chief Executive Officer
Scott W. Seaton*	58	Vice Chairman, Chief Strategy Officer and Director
Daniel M. Pess*	65	Executive Vice President and Chief Financial Officer
Elana B. Sofko	49	EVP and Chief Operating Officer
Amy L. Newmark*	61	Director
Peter J. Dekom(1)(2)	71	Director
Fred M. Cohen(1)(2)(3)	73	Director
Christina Weiss Lurie(3)	57	Director
Diana Wilkin(1)(2)(3)	59	Director

*
Services provided pursuant to the CSS Management Agreement

(1)
Member, Audit Committee

(2)
Member, Nominating Committee

(3)
Member, Compensation Committee

William J. Rouhana, Jr.   Mr. Rouhana has been the Company’s chairman since the formation of the Company’s predecessor in December 2014, has been the Company’s chief executive officer since January 1, 2017 and has been the Chief Executive Officer of each of Chicken Soup for the Soul Holdings, LLC (“CSS Holdings”) and Chicken Soup for the Soul, LLC (“CSS”) since April 2008. Mr. Rouhana has been a leader in the media, entertainment and communications industries for more than 35 years. He was the founder and Chief Executive Officer of Winstar Communications, a wireless broadband pioneer, and Winstar New Media, one of the earliest online video content companies, from 1993 until 2001. During his career, Mr. Rouhana has led the acquisition of numerous media companies including Virgin Vision, a Virgin Group worldwide film distribution venture, in the 1980s. As an entertainment and finance lawyer from 1977 to 1985, he developed new film financing models for major producers such as Blake Edwards. He received his B.A. from Colby College, where he is currently trustee emeritus; and his J.D. from Georgetown Law School. He is the co-founder of The Humpty Dumpty Institute, which created the International Film Exchange, and the Chairman of the Global Creative Forum, which connects the United Nations with major film and television executives and talent. Among other qualifications, Mr. Rouhana brings to the Board extensive executive leadership in the communications, media and entertainment industries including production and distribution of content, and broad experience in business financings and acquisitions. Mr. Rouhana is the husband of Amy Newmark, a member of the Board.
Scott W. Seaton.   Mr. Seaton has been the Company’s vice chairman, chief strategy officer and a member of the Board since the Company’s formation in May 2016. He has been the Executive Vice President and Chief Operating Officer of CSS Holdings and CSS since April 2012. He has more than 25 years of media and telecommunications investment banking experience. Prior to joining the CSS companies, he was a Managing Director at Credit Suisse First Boston where he worked from 1988 to 2002, at Bank of America from 2002 to 2009 and at Oppenheimer & Co from 2010 to March 2012. He served on the board of Mediacom Communications Corporation from 2009 to 2011 when Mediacom was taken private for $3.7 billion. He received his A.B. from Stanford University and his M.B.A. from Harvard University. Among other qualifications, Mr. Seaton brings to the Board extensive public company and media-related financing, merger and acquisition transactional experience and important operating experience relating to the Chicken Soup for the Soul brand and related operations and media company board experience.

Daniel M. Pess.   Mr. Pess has been the Company’s executive vice president and chief financial officer since January 1, 2017. Mr. Pess has over 35 years of financial experience in public and private companies. He has been the Executive Vice President and Chief Financial Officer of Chicken Soup for the Soul since May 2012. Mr. Pess began his career at a Big Four accounting firm and later served as the senior financial executive for several public and private companies, while completing four public offerings along with several acquisitions and mergers. As Chief Financial Officer of White Amber, a provider of human capital management solutions, Mr. Pess oversaw a five-times increase in revenues and managed the sale of the company to Taleo, a public company subsequently bought by Oracle Corporation. After the sale, Mr. Pess became Chief Financial Officer of USADATA, a SaaS provider of marketing leads, and was part of the company management team that affected a leveraged buy-out of the company during a period of rapid growth. Before joining Chicken Soup for the Soul, Mr. Pess was Chief Financial Officer of Certpoint Systems, which provides e-learning software and services to Fortune 2000 companies. Certpoint Systems was bought by Infor Software in 2012. He received his B.S. from Long Island University and is a Certified Public Accountant.
Elana B. Sofko.   Ms. Sofko became the Company’s Chief Operating Officer in November 2017. Prior to that, she served as Senior Vice President of Business Development and Distribution for the Company since September 2016. Ms. Sofko brings more than two decades of media and entertainment experience to the Company. From January 2013 to August 2016, Ms. Sofko led the digital business growth initiatives for WWE, a leading entertainment company, including WWE’s localization of digital products and the launch and international expansion of WWE Network, a subscription-based video over-the-top (OTT) service. From 2011 to December 2012, she led a technology innovation development program at ESPN and prior to that, from 2007 to 2011, headed global content strategy for Nokia’s mobile app storefront. From 2003 to 2007, Ms. Sofko launched digital businesses for A&E Television Networks. From 1997 to 2003, Ms. Sofko worked on the launch of satellite radio as part of the start-up team at SiriusXM. From 1991 to 1997, Ms. Sofko built and launched commercial background music services for News Corp. She received her B.A. from the State University of New York at Albany and an M.B.A. from the University of Connecticut.
Amy L. Newmark.   Ms. Newmark has been a member of the Board since the Company’s formation in May 2016. She has more than 30 years of media and telecommunications industry and investment banking experience. Ms. Newmark has been the Publisher, Editor-in-Chief and an author for CSS since April 2008, and has co-authored the publication of more than 150 books under the brand during her tenure. Ms. Newmark founded and managed a successful hedge fund for five years. Prior to that she was a Managing Director at CJ Lawrence and was a top-ranked telecom analyst during her tenure. She received her A.B. from Harvard University and is a Chartered Financial Analyst. Among other qualifications, Ms. Newmark brings to the Board important financing experience, content publications expertise and an intimate knowledge of the Chicken Soup for the Soul brand and related operations. Ms. Newmark is the wife of Mr. Rouhana, the Company’s chairman and chief executive officer.
Peter J. Dekom.   Mr. Dekom has been a member of the Board since June 2016. He has more than 40 years of media and entertainment legal, consulting and entrepreneurial experience. In 1989, he was named one of Forbes’ top 100 lawyers in the United States. He has been named one of Premiere Magazine’s 50 most powerful people in Hollywood. From 2003 to 2011 he was ‘‘of counsel’’ with Weissmann Wolff Bergman Coleman Grodin & Evall. From 1976 to 1995, he was a partner with Bloom, Dekom, Hergott and Cook. During his career, his clients have included George Lucas, Paul Haggis, Keenen Ivory Wayans, John Travolta, Ron Howard, Rob Reiner, Andy Davis, Robert Towne and Larry David. His corporate clients have included Sears, Pacific Telesis and Japan Victor Corporation (JVC). He is a former member of the board of each of Imagine Films Entertainment, Will Vinton Studios and Cinebase Software. He is a Member of the Academy of Television Arts and Sciences and Academy Foundation. He received his B.A. from Yale University and his J.D. from the UCLA School of Law. Among other qualifications, Mr. Dekom brings to the Board extensive legal and business experience in the media and entertainment industries.
Fred M. Cohen.   Mr. Cohen has been a member of the Board since June 2016. He has more than 35 years of media and entertainment experience. Since 2004, he has been the Chairman of the International Academy of Television Arts & Sciences (Emmys), and, since 2000, the Chairman of its Foundation. Previously, he was the Executive Vice President of CBS Broadcast International, President of King World International Productions, and President of HBO International. Since 2006, he has served as strategic advisor to Harpo Productions on the international distribution of its television properties including The Oprah Winfrey Show and Dr. Oz. He is Chair Emeritus of PCI — Media Impact, a New York based international NGO (non-governmental organization). He received his B.A. from The University of Michigan and his M.S. from Stanford University. Among other qualifications, Mr. Cohen brings to the Board extensive executive and operational experience in the media and entertainment industries, including the international segments of such industries.
Christina Weiss Lurie.   Ms. Weiss Lurie has been a member of the Board since June 2016. Her multi-faceted career spans the worlds of sports, entertainment and philanthropy. She is an owner of the Philadelphia Eagles and President of Eagles Charitable Foundation (formerly Eagles Youth Partnership). She is also an Oscar award-winning film producer. As executive producer, Ms. Weiss Lurie received an Oscar for Inside Job (2011), which tackles the consequences of systematic corruption of the U.S. by the financial services industry, and Inocente (2013), which features the struggles of a homeless, undocumented teen. She is the co-founder of two independent film companies, Vox3 Films and Tango Pictures. She is also a noted philanthropist. Under her leadership, the Philadelphia Eagles earned the coveted 2011 Beyond Sports Team of the Year award for their work in the community and for trailblazing environmental programs in professional sports. She received her B.A. from Yale University. Among other qualifications, Ms. Weiss Lurie brings to the Board extensive content production experience and broad management skills.
Diana Wilkin.   Ms. Wilkin has been a member of the Board since June 2016. She has over 20 years of experience in the media industry. Since January 2017, Ms. Wilkin has been the President of Broadcast of Share Rocket, a social media measurement company. She has been Managing Director of Twelve 24 Media, a broadcast and media consulting firm, since February 2014. Formerly she served as President of CBS Affiliate Relations from 2008 to December 2013, where she was responsible for network agreements with all major broadcast groups’ television stations. From 2000 to 2008, she was involved in the management of both CBS and FOX affiliates as Vice President, General Manager in numerous markets. She received her B.S. from the University of Southern California. Among other qualifications, Ms. Wilkin brings to the Board, extensive management and operational experience in the media and entertainment industries, particularly in the television broadcasting industry.
Family Relationships
William J. Rouhana, Jr., the Company’s Chairman and Chief Executive Officer, is the husband of Amy Newmark, a member of the Board.
Leadership Structure
William J. Rouhana, Jr. serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Mr. Rouhana is one of the Company’s founders and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.
Conflicts of Interest
Our certificate of incorporation provides that:
•
we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, including but not limited to, CSS Productions, LLC (“CSS Productions”) and its affiliates (including A Sharp, Inc., d/b/a A Plus (“A Plus”)), collectively referred to in this section as the “CSS Companies,” except as may be prescribed by any written agreement with us; and

•
our officers and employees will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any activities of us or any of the CSS Companies to the fullest extent permitted by Delaware law.

We have entered into agreements with our affiliate companies that provide us with access to important assets and resources, including a trademark and intellectual property license agreement, which we refer to as the “CSS License Agreement,” between us and CSS through which we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the brand and related content, such as stories published in the Chicken Soup for the Soul books. Pursuant to the CSS License Agreement, the CSS Companies have agreed not to produce and distribute video content. Accordingly, if any of our executive officers or directors becomes aware of a non-video content opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will be entitled to present those opportunities to the CSS Companies prior to presenting them to us.
Independence of Directors
The Company’s Class A common stock is listed on the Global Market of The NASDAQ Stock Market (“Nasdaq”) and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of  “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Messrs. Dekom and Cohen and Mses. Wilkin and Weiss Lurie is an independent director.
Board Role in Risk Oversight
The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.
Board Meetings and Committees
During the fiscal year ended December 31, 2017, the Board met two times and acted by written consent nine times. All of the Company’s directors attended all of the meetings of the Board and committees on which they served. The directors are strongly encouraged to attend meetings of stockholders.
The Board has three separately standing committees: the audit committee, the compensation committee and the nominating committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.cssentertainment.com.

Audit Committee
The audit committee consists of Mr. Dekom (committee chairman), Mr. Cohen and Ms. Wilkin, each of whom is “independent” as defined in Rule 10A-3 of the Exchange Act and the Nasdaq listing standards. During the fiscal year ended December 31, 2017, the audit committee met two times and did not act by written consent. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in the Company’s annual reports;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of  “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The definition of  “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, the audit committee will have, and the Company must certify to Nasdaq annually that the audit committee does have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Mr. Dekom qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.
Report of the Audit Committee
The audit committee reviewed and discussed the Company’s audited financial statements for year ended December 31, 2017 with management, as well as with the Company’s independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee discussed with the independent auditors the independent auditors’ independence.
Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Rosenfield & Co. and re-appointed the firm as the Company’s independent auditors for the fiscal year ending December 31, 2018.
Submitted by the Audit Committee:
Peter J. Dekom
Fred M. Cohen
Diana Wilkin
Compensation Committee
The compensation committee consists of Ms. Weiss Lurie (committee chairwoman), Ms. Wilkin and Mr. Cohen, each of whom is an independent director. During the fiscal year ended December 31, 2017, the compensation committee met two times and did not act by written consent. The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation (if any), evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer’s based on such evaluation;

•
reviewing and approving the compensation of all of the other executive officers (including through the Company’s management services agreements);

•
reviewing the terms of the CSS Management Agreement as further described below under “Certain Relationships and Related Transactions — Related Party Transactions — CSS Management Agreement;”

•
reviewing the Company’s executive compensation policies and plans;

•
implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•
assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•
if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for other executive officers of the Company. Executive officers do not determine any element or component of their own pay package or total compensation amount.
The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.
The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.
Compensation Committee Report
The JOBS act provides, that so long as the company qualifies as an “emerging growth company,” it will be exempt from certain disclosure requirements of the Dodd-Frank Act relating to compensation of its executive officers and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act. Accordingly, the Company has not included such analyses or a report from the compensation committee.
Nominating Committee
The nominating committee consists of Mr. Cohen (committee chairman), Mr. Dekom and Ms. Weiss Lurie, each of whom is an independent director under the Nasdaq listing standards. During the fiscal year ended December 31, 2017, the nominating committee met once during the Company’s first full fiscal quarter following its initial public offering. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board.
The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. Though the Board does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

The nominating committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.
Code of Ethics
In August 2017, the Company adopted a code of ethics that applies to all of its respective executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.cssentertainment.com. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.
Stockholder Communications
Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, Chicken Soup for the Soul Entertainment, Inc., P.O. Box 700, Cos Cob, Connecticut 06807. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.
Director Compensation
Each of the Company’s independent Directors receives annual director fees totaling $50,000 per year in two equal semi-annual installments, payable 50% in cash and 50% in shares of Class A common Stock.
The following table sets forth compensation earned by each director who are not named executive officers and served during the year ended December 31, 2017.
Name	Fees Earned(1)	Share Awards(2)	All Other Compensation	Totals
Amy L. Newmark	$—	$—	$—	$—
Peter J. Dekom	25,000	23,989	—	48,989
Fred M. Cohen	25,000	23,989	—	48,989
Christina Weiss Lurie	25,000	23,989	—	48,989
Diana Wilkin	25,000	23,989	—	48,989

(1)
Represents the cash portion of annual director fees.

(2)
Represents the fair value of the share awards for the year ended December 31, 2017, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the board member. The assumptions made in valuing the share awards reported in this column are discussed in the Company’s audited financial statements in the Annual Report, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation.

The following table presents information regarding the outstanding stock options held by the Company’s non-executive directors at December 31, 2017.
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Amy L. Newmark	50,000	50,000	$6.50	12/31/2022
Peter J. Dekom	—	—	—	—
Fred M. Cohen	—	—	—	—
Christina Weiss Lurie	—	—	—	—
Diana Wilkin	—	—	—	—
Option Grants
In January 2017, the Company granted five-year options to purchase up to 100,000 shares of the Company’s Class A common stock to each Mr. Seaton, Ms. Newmark and Mr. Pess that vest in eight equal quarterly installments commencing March 31, 2017 and which are exercisable at $6.50 per share. In 2017, the Company granted additional options to non-management grantees to purchase up to an aggregate of 390,000 shares at exercise prices between $6.50 and $9.74. All of these options were granted under the Incentive Plan described.
The Company believes equity grants provide its executives with a strong link to the Company’s long-term performance, create an ownership culture and help to align the interests of the Company’s executives and its stockholders. In addition, the Board and the compensation committee periodically review the equity incentive compensation of the Company’s named executive officers and, from time to time, may grant equity incentive awards to them in the form of stock options or other equity awards.
Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding the outstanding stock options held by the Company’s named executive officers at December 31, 2017:
	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
William J. Rouhana, Jr.	—	—	$—	—
Scott W. Seaton	50,000	50,000	6.50	12/31/2022
Daniel M. Pess	50,000	50,000	6.50	12/31/2022
Elaine B. Sofko	18,750	56,250	7.50	12/31/2022
Section 16 Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on Form 3 and reports of changes in such ownership on a Form 4 or Form 5. These Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended December 31, 2017, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
The following table sets forth all compensation of the Company’s named executive officers for the fiscal years ended December 31, 2017 and 2016.
Name and principal position	Year	Salary(2)	Bonus(2)	Equity Awards(1)	All other compensation(2)	Total
William J. Rouhana, Jr. Chief Executive Officer (principal executive officer)	2017	$126,000	$—	$—	$8,376	$134,376
	2016	108,000	—	—	6,504	114,504
Scott W. Seaton Vice Chairman	2017	$125,000	$—	$135,500	$18,506	$279,006
	2016	125,000	92,450	—	16,761	234,211
Daniel M. Pess Chief Financial Officer (principal financial and accounting officer)	2017	$147,000	$—	$135,500	$15,386	$297,886
	2016	98,000	63,400	—	9,290	170,690
Elana B. Sofko Chief Operating Officer	2017	$142,038	$30,000	$62,250	$10,156	$244,444
	2016	34,500	—	—	2,737	37,237

(1)
The amounts reported in the “Equity Awards” column reflect the fair value of stock options for the year ended December 31, 2017, calculated in accordance with ASC Topic 718. During 2016, the Company did not issue any stock awards, option awards or non-equity incentive plan compensation to its named executive officers. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the stock option awards reported in this column are discussed in the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation.

(2)
Represents the allocable portion (based on business time allocated to the Company) of salary and bonus, and medical care, vision and long-term disability coverage premiums that is paid by our parent to the listed executive officers. These amounts are not paid separately by the Company; they are covered by the payments the Company makes under the CSS Management Agreement (except with respect to Elana B. Sofko).

CSS Management Agreement
The Company entered into the CSS Management Agreement with its parent operating company, CSS, on May 12, 2016. Under the terms of the CSS Management Services Agreement, the Company is provided with the broad operational expertise of the CSS companies’ personnel, including the Company’s chairman and chief executive officer, vice chairman and chief strategy officer, senior brand advisor and director and chief financial officer. The CSS Management Agreement also provides for the Company to receive numerous other services, including accounting, legal, marketing, social media support, management, data access and back office systems, and requires CSS to provide the Company with office space and equipment usage. The terms of the CSS Management Agreement and payments made by the Company to date thereunder are described in this proxy statement under “Certain Relationships and Related Transactions — Related Party Transactions — CSS Management Agreement.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial ownership of the Company’s Class A common stock and Class B common stock as of April 26, 2018 by:
•
each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

•
each of the Company’s officers and directors; and

•
all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 3,746,054 shares of Class A common stock outstanding and 7,863,938 shares of Class B common stock outstanding as of April 26, 2018. Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.
	Shares Beneficially Owned				% of Total Voting Power(2)
	Class A		Class B
Name and Address of Beneficial Owner(1)	Shares	%	Shares	%
William J. Rouhana, Jr.	157,500(3)	4.0%	7,813,938(4)	99.4%	94.9%
Amy L. Newmark(5)	147,402(6)	3.8%	—	—%	*
Scott W. Seaton	105,598(7)	2.7%	—	—%	*
Daniel M. Pess	98,220(8)	2.6%	—	—%	*
Peter J. Dekom	9,240	*	—	—%	*
Fred M. Cohen	7,157	*	—	—%	*
Christina Weiss Lurie	25,910	*	—	—%	*
Diana Wilkin	14,240	*	—	—%	*
Elana B. Sofko	49,480(9)	1.3%	—	—%	*
Chicken Soup for the Soul Productions, LLC	—	*	7,654,506	97.3%	92.9%
Trema, LLC	157,500(3)	4.0%	159,432	2.0%	2.1%
Vanguard Index Funds – Vanguard Extended Market Index Fund(10)	187,854	5.0%	—	—%	*
The Vanguard Group(11)	309,828	—%	—	—%	*
All directors and executive officers as a group (9 individuals)	614,747(12)	14.3%	7,813,938	99.4%	95.0%

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is Chicken Soup for the Soul Entertainment, Inc., P.O. Box 700, Cos Cob, Connecticut 06807.

(2)
Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. The holders of Class B common stock are entitled to ten votes per share, and holders of Class A common stock are entitled to one vote per share. For more information about the voting rights of Class A and Class B common stock, see “Description of Securities — Common Stock” in the Company’s offering circular on Form 1-A filed with the SEC on August 8, 2017.

(3)
Represents shares issuable upon exercise of Class W warrants held by an affiliate of Mr. Rouhana.

(4)
Represents (i) 159,432 shares of Class B common stock beneficially owned by an affiliate of Mr. Rouhana and (ii) all of the shares of Class B common stock owned by CSS Productions. The ultimate parent of CSS Productions is CSS Holdings, which in turn is ultimately controlled by Mr. Rouhana.

(5)
Ms. Newmark is the spouse of Mr. Rouhana, but disclaims all beneficial ownership over the shares beneficially owned by him, and vice versa.

(6)
Includes 85,938 shares purchasable under options that have vested. Does not include 14,062 shares purchasable under options that do not vest within 60 days of the date of this proxy statement. All of these options were granted under the Company’s Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $6.50 per share. Also includes 33,150 shares underlying Class W warrants purchased in the Debt Private Placement.

(7)
Includes 85,938 shares purchasable under options that have vested. Does not include 14,062 shares purchasable under options that do not vest within 60 days of the date of this proxy statement. All of these options were granted under the Company’s Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $6.50 per share. Also includes 10,625 shares underlying Class W warrants purchased in the Debt Private Placement.

(8)
Includes 85,938 shares purchasable under options that have vested. Does not include 14,062 shares purchasable under options that do not vest within 60 days of the date of this proxy statement. All of these options were granted under the Company’s Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $6.50 per share. Also includes 7,225 shares underlying Class W warrants purchased in the Debt Private Placement.

(9)
Includes 49,480 shares purchasable under options that vested and became exercisable beginning on March 31, 2017. Does not include 25,520 shares purchasable under options that do not vest within 60 days of the date of this proxy statement. All of these options were granted under the Company’s Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $7.50 per share.

(10)
The business address of Vanguard Index Funds — Vanguard Extended Market Index Fund is 100 Vanguard Blvd., Malvern, PA 19355. Information derived from a Schedule 13G filed on February 2, 2018.

(11)
The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Information derived from a Schedule 13G filed on February 8, 2018.

(12)
Represents all of the shares beneficially owned by the individuals listed above and as set forth in footnotes (3), (4), (6), (7), (8) and (9), above.

Equity Compensation Plans
As of December 31, 2017, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	690,000	$7.61	310,000(1)
Equity compensation plans not approved by security holders	—	$—	—
Total	690,000	$7.61	310,000(1)

(1)
Represents shares of Class A common stock available for issuance under the Incentive Plan prior to the amendment described herein.

After December 31, 2017 and through April 26, 2018, 10,000 stock options were granted under the Incentive Plan, with a weighted average exercise price of  $9.22 per share, and 60,000 stock options were terminated with a weighted average exercise price of  $9.74 per share.
At April 26, 2018, a total of 640,000 stock options were outstanding, with a weighted average exercise price of  $7.43 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Affiliate Resources and Obligations
In May 2016, the Company entered into agreements with CSS and affiliated companies that provide the Company with access to important assets and resources as described below (the “2016 Agreements”). The 2016 Agreements include a management services agreement and a license agreement. A summary of the 2016 Agreements is as follows:
CSS Management Agreement
The Company is a party to a Management Services Agreement with CSS (the “CSS Management Agreement”). Under the terms of the CSS Management Agreement, the Company is provided with the operational expertise of the CSS companies’ personnel, including its chief executive officer.
Pursuant to the CSS Management Agreement, the Company also receives other services, including accounting, legal, marketing, management, data access and back office systems, and requires CSS to provide office space and equipment usage.
Under the terms of the CSS Management Agreement, commencing with the fiscal quarter ended March 31, 2016, the Company paid a quarterly fee to CSS equal to 5% of the gross revenue as reported under GAAP for each fiscal quarter.
For the years ended December 31, 2017 and 2016, the Company recorded management fee expense of $529,975 and $405,932, respectively, payable to CSS.
In addition, for any sponsorship that is arranged by CSS for the Company’s video content or that contains a multi-element transaction for which the Company receives a portion of such revenue and CSS receives the remaining revenue (for example, a transaction that relates to both video content and CSS’s printed products), the Company shall pay a sales commission to CSS equal to 20% of the portion of such revenue earned. Each sales commission shall be paid within 30 days of the end of the month in which received. If CSS actually collects the Company’s portion of such fee, CSS will remit the revenue due to the Company after deducting the sales commission. There were no sales commissions earned or paid to CSS during the years ended December 31, 2017 and 2016.
The term of the CSS Management Agreement is five years ending May 11, 2021, with automatic one-year renewals thereafter unless either party elects to terminate by delivering written notice at least 90 days prior to the end of the then current term. The CSS Management Agreement is terminable earlier by either party by reason of certain prescribed and uncured defaults by the other party. The CSS Management Agreement will automatically terminate in the event of the Company’s bankruptcy or a bankruptcy of CSS or if the Company no longer has licensed rights from CSS under the License Agreement described below.
License Agreement
The Company is a party to a trademark and intellectual property license agreement with CSS (the “License Agreement”). Under the terms of the License Agreement, the Company has been granted a perpetual, exclusive license to utilize the Brand and related content, such as stories published in the Chicken Soup for the Soul books, for visual exploitation worldwide.
In consideration of the License Agreement, in May 2016 the Company paid to CSS a one-time license fee of  $5,000,000, comprised of a $1,500,000 cash payment and the concurrent issuance to CSS of the CSS License Note, having a principal amount of  $3,500,000 and bearing interest at 0.5% per annum (the “Note”). The Note provided that it could be prepaid at any time in the discretion of the Company.
The Note was due on the earlier of  (a) five business days after the date of written demand by CSS and (b) the third business day following the closing date of an initial public offering of the common stock of the Company. The Note was repaid in full by September 16, 2016. Included in interest expense in the accompanying consolidated statement of income and comprehensive income for the year ended December 31, 2016 is $3,069 of interest paid to CSS while the Note was outstanding.
Under the terms of the License Agreement, commencing with the fiscal quarter ended March 31, 2016, the Company also pays an incremental recurring license fee to CSS equal to 4% of gross revenue as reported under GAAP for each fiscal quarter. In addition, CSS provides marketing support for the Company’s productions through its email distribution, blogs and other marketing and public relations resources. Commencing with the fiscal quarter ended March 31, 2016, the Company shall pay a quarterly fee to CSS equal to 1% of gross revenue as reported under GAAP for each fiscal quarter for such support.
Since the completion of the IPO, the Company reports under the Exchange Act and the quarterly fee is based on gross revenue as reported in the applicable public filing under the Exchange Act for each fiscal quarter. Each quarterly amount shall be paid on or prior to the later of the 45th day after the end of such quarter, or the 10th day after the filing of the applicable Exchange Act report for such quarter. For years ended December 31, 2017 and 2016, the Company recorded license fee expense of  $529,975 and $405,932, respectively, payable to CSS.
Credit Facility
In May 2016, we entered into a credit facility (“Credit Facility”) with an affiliate of Mr. Rouhana, our chief executive officer and chairman of the board. Under the terms of the Credit Facility, as amended as of December 12, 2016, January 24, 2017 and March 27, 2017, we were entitled to borrow, repay and reborrow up to an aggregate of  $4.5 million through June 30, 2018. Our payment obligations under the Credit Facility were senior obligations and secured by a first priority security interest in all of our assets. The proceeds of the loans made under the Credit Facility were used by us for working capital and general corporate purposes. All amounts outstanding and owed under the Credit Facility were repaid by us in April 2018 and the Credit Facility was terminated.
Distribution Agreement with A Plus
In September 2016, a wholly-owned subsidiary of CSS acquired a majority of the issued and outstanding common stock of A Sharp, Inc., d/b/a A Plus (“A Plus”). A Plus develops and distributes high quality, empathetic short-form videos and articles to millions of people worldwide. A Plus is a digital media company founded, chaired, and partially owned by actor and investor Ashton Kutcher. Mr. Kutcher owns 23%, third parties own 2%, and the CSS subsidiary owns 75% of A Plus.
In September 2016, the Company entered into a distribution agreement with A Plus (the “A Plus Distribution Agreement”). The A Plus Distribution Agreement has an initial term ending in September 2023.
Under the terms of the A Plus Distribution Agreement, the Company has the exclusive worldwide rights to distribute all video content (in any and all formats) and all editorial content (including articles, photos and still images) created, produced, edited or delivered by A Plus.
Under the terms of the A Plus Distribution Agreement, the Company was obligated to pay A Plus an advance of  $3,000,000 by March 31, 2017 (the “A Plus Advance”) which was recorded as prepaid distribution fees in the consolidated balance sheets.
The Company is entitled to retain a net distribution fee of 30% (40% while any portion of the A Plus Advance remains outstanding) of gross revenue generated by the distribution of A Plus video content and 5% (15% while any portion of the A Plus Advance remains outstanding) of gross revenue generated by the distribution of A Plus editorial content. The Company recoups the A Plus Advance by retaining the portion of gross revenue otherwise payable by the Company to A Plus under the A Plus Distribution Agreement and applying same to the recoupment of the A Plus Advance.
The Company will not pay A Plus its portion of gross revenue until such time as the A Plus Advance has been recouped in full. At December 31, 2017 and 2016, prepaid distribution fees were $1,892,806 and $592,786, respectively.

Online revenue in the Company’s consolidated statement of income and comprehensive income for the years ended December 31, 2017 and 2016 includes $339,977 and $398,143, respectively, of net distribution fees earned by the Company under the A Plus Distribution Agreement.
Debt Private Placement and Equity Private Placements
Officers of the Company and of CSS, and their family members (“Related Parties”), made purchases under the Debt Private Placement, the 2016 Equity Private Placement, and the 2017 Equity Private Placement on the same terms and conditions as offered to other investors.
Prior to the IPO, Related Parties purchased $1,413,140 under the 2017 Equity Private Placement and $2,030,000 under the Debt Private Placement. As of December 31, 2016, Related Parties purchased $220,877 under the Debt Private Placement. A portion of the net proceeds received from the IPO were used to fully repay the Term Notes sold in the Debt Private Placement.
Consulting Agreement
CSS Productions had a consulting agreement with Low Profile Films, Inc. (“Low Profile”). Low Profile provided executive production services for the Company that included all activities necessary to establish and maintain relationships regarding CSS Productions proposed feature length film, a possible talk show and Low Profile was to oversee the production to facilitate the public viewing or distribution of same. The owner of Low Profile is the son of the Company’s Chairman and Chief Executive Officer.
The Company’s agreement for the proposed a feature length film expired on July 15, 2016 and as a result, the Company and Low Profile mutually agreed to terminate the executive production services agreement as of July 15, 2016. For the year ended December 21, 2016, the Company paid Low Profile $35,000 for services provided, which are included in selling, general and administrative expenses in the accompanying consolidated statement of income and comprehensive income. The Company did not pay any amount to Low Profile in 2017.
Related Person Policy
The Company’s Code of Ethics requires that the Company avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of   $120,000 or one percent of the average of the Company’s total assets in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
The Company does not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
STOCKHOLDER PROPOSALS AND NOMINATIONS
The Company intends to hold its 2019 annual meeting of stockholders on or about June 13, 2019. A proposal that a stockholder intends to present at the 2018 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than January 2, 2019. All proposals must comply with Rule 14a-8 under the Exchange Act.
The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2019 annual meeting of stockholders, this notice must be received no earlier than March 15, 2019 and no later than April 15, 2019. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, Chicken Soup for the Soul Entertainment, Inc., P.O. Box 700, Cos Cob, Connecticut 06807.
Dated April 26, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
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CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 12, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ **FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED** ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

FOR	**AGAINST**	**ABSTAIN**
☐	☐	☐

3. Ratification of the appointment of independent registered public accounting firm.

FOR	**AGAINST**	**ABSTAIN**
☐	☐	☐

CONTROL NUMBER

Signature________________________________ **Signature, if held jointly**________________________________ **Date**___________, **2018.**

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Your Internet vote authorizes the named proxiesto vote your shares in the same manner as if youmarked, signed and returned your proxy card.Votes submitted electronically over the Internetmust be received by 11:59 p.m., Eastern Time, onJune 12, 2018.Vote by Internet – QUICK EASYIMMEDIATE – 24 Hours a Day, 7 Days a Week or by MailCHICKEN SOUP FOR THE SOULENTERTAINMENT INC.INTERNET/MOBILE —www.cstproxyvote.comUse the Internet to vote your proxy.Have your proxy card available whenyou access the above website. Followthe prompts to vote your shares.MAIL — Mark, sign and date your proxycard and return it in the postage-paidenvelope provided.PLEASE DO NOT RETURN THE PROXY CARD IF YOUARE VOTING ELECTRONICALLY.FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDX Please markyour votesTHIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS like thisINDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND“FOR” PROPOSALS 2 AND 3, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMINGBEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.1. Election of Directors(1) William J. Rouhana, Jr.(2) Scott W. Seaton(3) Amy L. Newmark(4) Peter J. Dekom(5) Fred M. Cohen(6) Christina Weiss Lurie(6) Diana WilkinFOR allNomineeslisted to theleftWITHHOLD AUTHORITYto vote (except as marked tothe contrary for all nomineeslisted to the left)Approval of an amendment to theCompany’s 2017 Equity Incentive Planto increase the total number of sharesavailable thereunder to 1,250,000 shares.2. FOR AGAINST ABSTAINRatifi cation of the appointment ofindependent registered public accountingfi rm.3. FOR AGAINST ABSTAINPROXYCONTROL NUMBER(Instruction: To withhold authority to vote for any individualnominee, strike a line through that nominee’s name in the list above)Signature Signature, if held jointly Date , 2018.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, orcorporate offi cer, please give title as such.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND“FOR” PROPOSALS 2 AND 3.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDPROXYCHICKEN SOUP FOR THE SOULENTERTAINMENT INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned appoints William J. Rouhana, Jr. and Scott W. Seaton, and each of them, asproxies, each with the power to appoint his substitute, and authorizes each of them to represent and tovote, as designated on the reverse hereof, all of the shares of common stock of Chicken Soup for the SoulEntertainment Inc. held of record by the undersigned at the close of business on April 24, 2018 at the AnnualMeeting of Stockholders of Chicken Soup for the Soul Entertainment Inc. to be held on June 13, 2018, or atany adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARYINDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEESTO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND INACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANYOTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY ISSOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued, and to be marked, dated and signed, on the other side)